Exhibit (g)(9)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

THE BANK OF NEW YORK MELLON

AND

EACH OF THE INVESTMENT COMPANIES

LISTED ON APPENDIX "A" THERETO

DATED AS OF JANUARY 30, 2012

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of January 1, 2007 (the "Custodian Agreement*).

A. Additional Custodians

Custodian Purpose

Bank of New York FICASH

FITERM

B. Special Subcustodians

Custodian Purpose

Bank of New York FICASH

Chemical Bank, N.A. Third Party Repurchase Agreements*

Citibank, N.A. Global Bond Ceritificates*

*Chemical Bank, N.A. will act as Special Subcustodian with respect to third party repurchase agreements for the following Portfolios only:

Fund Portfolio

Fidelity Institutional Cash Portfolios U.S. Treasury Portfolio II

Fidelity Hereford Street Trust Spartan Money Market Fund

Fidelity Select Portfolios Money Market Portfolio

Fidelity Union Street Trust II Fidelity Daily Income Trust

Spartan World Money Market Fund

Fidelity Phillips Street Trust Fidelity Cash Reserves

**Citibank, N.A. will act as Special Subcustodian with respect to Global Bond Certificates for Fidelity Advisor Series VIII: Fidelity Advisor Strategic Income Fund only.

C. Foreign Subcustodians

Country	Subcustodian Name Legacy Mellon	City	Central Depository Name	2nd Central Depository	3rd Central Depository
Argentina	Citibank, N.A.	Buenos Aires	Caja de Valores S.A.	Central de Registration y de Instrumentos de Endeamiento Publico (CRYL)
Australia	National Australia Bank Ltd	Melbourne	ASX Settlement and Transfer Corporation Pty Ltd	Austraclear Limited
Austria	Bank Austria, Creditanstalt	Vienna	Oesterreichische Kontrollbank AG (OeKB)
Bahrain	HSBC	Manama	The Clearing, Settlement, and Central Depository
Bangladesh	HSBC Bank Middle East, Limited	Dhaka	Central Depository Bangladesh Limited (CDBL)
Belgium	Citibank International Plc	Amsterdam	Euroclear Belgium	Banque Nationale de Belgique (National Bank of Belgium)
Benin	Societe Generale de Banques en Cote D'ivoire	Abidjan	Dépositaire Central/Banque de Règlement (DCBR)
Bermuda	HSBC Bank Bermuda Limited	Hamilton	Bermuda Securities Depository (BSD)
Botswana	Stanbic Bank Botswana Limited	Gaborone	Bank of Botswana	Central Securities Depository Company of Botswana Limited (CSDB)
Brazil	Citibank N.A.	Sao Paulo	BM&FBOVESPA - Central Securities Depository	Central de Custodian e Liquidacao Financeira de Titulos (CETIP)	Sistema Especial de Liquidacao e Custodia (SELIC)
Bulgaria	ING Bank N.V.	Sofia	Bulgarian National Bank	Central Depository AD (CDAD)
Canada	CIBC Mellon Trust Co	Toronto	Canadian Depository for Securities Limited (CDS)
Cayman Islands	BNY Mellon	New York	Depository Trust Company	Federal Reserve Bank
Channel Islands	BNY Mellon	London	CREST
Chile	Banco Itau	Santiago	Deposito Central de Valores S.A. (DCV)
China-Shanghai	HSBC	Shanghai	China Securities Depository and Clearing Corporation Limited, Shanghai Branch
China- Shenzhen	HSBC	Shenzhen	China Securities Depository and Clearing Corporation Limited, Shenzhen Branch
Colombia	Cititrust Colombia S.A.	Bogota	Deposito Central de Valores (DCV)	Deposito Centralizado de Valores de Colombia S.A. (DECEVAL)
Costa Rica	Banco Nacional de Costa Rica	San Jose	CEVAL
Croatia	Privredna Banka Zagreb D.D.	Zagreb	Sredisnje klirinsko depozitarno drustvo, d.d. (SKDD)
Cyprus	BNP Paribas Securities Services, Athens	Athens	Central Depository and Central Registry
Czech Republic	ING Bank N.V.	Prague	Czech National Bank (CNB)	Centralni depozitar cennych papiru, a.s. (CDCP)
Denmark	Danske Bank A/S	Copenhagen	Vaerdipapircentralen (VP)
Ecuador	Banco de la Produccion S.A.	Quito	Deposito Centralizado de Compensacion Y Liquidacion de Valores (DECEVALE) S.A.
Egypt	HSBC Bank Egypt SAE	Cairo	Misr for Central Clearing, Depository and Registry S.A.E.	Central Bank of Egypt
Estonia	Skandinaviska Enskilda Banken AB	Tallinn	Estonian Central Securities Depository
Euromarkets	Clearstream Banking Luxembourg	Brussels	Clearstream Banking, S.A.	Euroclear Bank S.A./N.V.
Euromarkets	Euroclear Bank	Brussels	Clearstream Banking, S.A.	Euroclear Bank S.A./N.V.
Finland	SEB Helsinki	Helsinki	Euroclear Finland Oy
France	BNP Paribas Securities Services	Paris	Euroclear France
Germany	The Bank of New York Mellon SA/NV	Frankfurt am Main	Clearstream Banking AG, Frankfurt
Ghana	Stanbic Bank Ghana Ltd	Accra	Bank of Ghana	Ghana Central Securities Depository (GSD)
Greece	BNP Paribas Securities Services, Athens	Athens	The Hellenic Exchanges S.A. Holding, Clearing, Settlement and Registry (HELEX) (CSD).	Bank of Greece
Guinea Bissau	Societe Generale de Banques en Cote D'ivoire	Abidjan	Dépositaire Central/Banque de Règlement (DCBR)
Hong Kong SAR	HSBC	Kowloon	Hong Kong Securities Clearing Company Limited	Central Money Market Unit (CMU)
Hungary	ING Bank N.V.	Budapest	Keler
Iceland	Islandsbanki hf	Reykjavik	Verobrefaskraning Islands hf. (VS)
India	Deutsche Bank (DB) Mumbai	Mumbai	National Securities Depository Ltd. (NSDL)	Central Depository Services India Ltd. (CDSL)	The Reserve Bank of India - Public Debt Office (PDO)
Indonesia	HSBC	Jakarta	Bank Indonesia	PT Kustodian Sentral Efek Indonesia (KSEI)
Ireland	The Bank of New York Mellon	London	CREST
Israel	Bank Hapoalim B.M.	Tel Aviv	The Stock Exchange Clearing House Ltd. (SECH)
Italy	Intesa Sanpaolo S.p.A.	Milan	Monte Titoli S.p.A. (MT)
Ivory Coast	Société Générale de Banques en Côte d'Ivoire	Abidjan	Dépositaire Central/Banque de Règlement (DCBR)
Japan	Mizuho Corporate Bank / The Bank of Tokyo - Mitsubishi UFJ Ltd.	Tokyo	Japan Securities Depository Center (JASDEC)	Bank of Japan
Jordan	HSBC	Amman	Securities Depository Center (SDC)	The Central Bank of Jordan (CBJ)
Kazakhstan	HSBC	Almaty	Central Securities Depository
Kenya	CFC Stanbic Bank Limited	Nairobi	Central Bank of Kenya	The Central Depository and Settlement Corporation Ltd.
Kuwait	HSBC	Safat	Kuwait Clearing Company KCC	Central Bank of Kuwait
Latvia	Skandinaviska Enskilda Banken AB	Riga	Latvian Central Depository (LCD)
Lebanon	HSBC	Beirut	Midclear	Bank of Lebanon
Lithuania	Skandinaviska Enskilda Banken AB	Vilnius	Central Securities Depository of Lithuania
Luxembourg	Euroclear	Brussels	Clearstream Banking Luxembourg, S.A.
Malaysia	HSBC Bank Malaysia Berhad	Kuala Lumpur	Bursa Malaysia Depository Sdn Bhd (BMDSB)	Bank Negara Malaysia
Mali	Societe Generale de Banques en Cote D'ivoire	Abidjan	Dépositaire Central/Banque de Règlement (DCBR)
Malta	HSBC Bank Malta Plc	Valletta	Central Securities Depository
Mauritius	HSBC	Ebene	Central Depository and Settlement Company Ltd. (CDS)	Bank of Mauritius
Mexico	Banco Nacional de México S.A. (Banamex S.A.)	Mexico City	S.D. Indeval, S.A. de C.V. (Indeval)
Morocco	Citibank Maghreb	Casablanca	Maroclear
Namibia	Standard Bank Namibia Limited	Windhoek	Bank of Namibia
Netherlands	The Bank of New York Mellon SA/NV	Amsterdam	Euroclear Nederland
New Zealand	National Australia Bank Ltd	Auckland	New Zealand Central Securities Depository Limited (NZCSD)
Niger	Societe Generale de Banques en Cote D'ivoire	Abidjan	Dépositaire Central/Banque de Règlement (DCBR)
Nigeria	Stanbic IBTC Plc Nigeria	Victoria Island, Lagos	Central Securities Clearing System Limited
Norway	DnB NOR BANK ASA	Oslo	Verdipapirsentralen ASA
Oman	HSBC	Ruwi	Muscat Depository and Securities Registration Company, SAOC
Pakistan	Deutsche Bank AG	Karachi	Central Depository Company of Pakistan Limited (CDC)	State Bank of Pakistan
Palestinian Autonomous Area	HSBC Bank Middle East, Limited	Ramallah	The Clearing, Depository and Settlement Department (CDS), a department of the Palestine Securities Exchange.
Peru	Citibank del Perú	Lima	Caja de Valores y Liquidaciones ICLVS.A. (CAVALI)	Banco Central de Reserva del Perú (BCRP)
Philippines	HSBC	Manila	Philippine Depository and Trust Corporation (PDTC)	Bureau of Treasury (BTR)	Appointed Registry
Poland	ING Bank Slaski S.A.	Warsaw	National Depository for Securities (NDS)	National Bank of Poland (NBP)
Portugal	Citibank International Plc, Sucursal em Portugal	Lisbon	Interbolsa
Qatar	HSBC	Doha	Central Registry Department, a department of the Qatar Exchange
Romania	ING Bank N.V.	Bucharest	National Bank of Romania	S. C Central Depository S.A
Russia	ZAO Citibank Moscow	Moscow	National Depository Center (NDC)	Depository Clearing Company (DCC)
Saudi Arabia	HSBC	Riyadh	The Tadawul Securities Depository Centre	Saudi Arabian Monetary Authority (SAMA)
Senegal	Societe Generale de Banques en Cote D'ivoire	Abidjan	Dépositaire Central/Banque de Règlement (DCBR)
Serbia	Bank Austria, Creditanstalt	Belgrade	The Central Securities Depository and Clearing House, Centralni registar depo i kliring hartija od vrednosti (CRHoV).
Singapore	DBS Bank Ltd	Singapore	Central Depository (Pte.) Limited (CDP)	Monetary Authority of Singapore (MAS)
Slovak Republic	ING Bank N.V.	Bratislava	Centralny depozitar cennych papierov (CDCP) SR, a.s.
Slovenia	UniCredit Bank	Ljubljana	Central Securities Clearing Corporation of Slovenia
South Africa	Standard Bank of South Africa Limited	Johannesburg	STRATE
South Korea	HSBC	Seoul	Korea Securities Depository (KSD)
Spain	Banco Central Hispanoamericano (BCH)	Madrid	IBERCLEAR
Sri Lanka	HSBC	Colombo	Central Depository System Private Limited (CDS)	Central Bank of Sri Lanka
Swaziland	Standard Bank Swaziland Limited	Mbabane	None
Sweden	Skandinaviska Enskilda Banken AB	Stockholm	Euroclear Sweden AB
Switzerland	UBS AG	Zurich	SIX SIS Ltd
Taiwan	Standard Chartered Bank	Taipei	Taiwan Depository and Clearing Corporation (TDCC)	Central Bank of the Republic of China, Taiwan (CBC)
Thailand	HSBC	Bangkok	Thailand Securities Depository Company Limited (TSD)
Tunisia	Banque Internationale Arabe de Tunisie	Tunis	Société Tunisienne Interprofessionelle pour la Compensation et de Dépôts des Valeurs Mobilières (STICODEVAM)
Turkey	Deutsche Bank A.S.	Istanbul	Central Registry Agency (CRA)	Central Bank of Turkey (CBT)
Ukraine	ING Bank Ukraine	Kiev	National Bank of Ukraine (NBU)	Interregional Securities Union (MFS)	National Depositary of Ukraine (NDU)
United Arab Emirates	HSBC	Dubai	The Clearing, Depository and Settlement (CDS), a department of the Dubai Financial Market (DFM).	The Central Depository and Settlement (CDS), a department of the Abu Dhabi Securities Exchange (ADX).
United Kingdom	The Bank of New York Mellon	London	CREST
United States	The Bank of New York Mellon	New York	Depository Trust Company	Federal Reserve Bank
Uruguay	Banco Itaú Uruguay S.A.	Montevideo	Banco Central de Uruguay (BCU)
Venezuela	Citibank, N.A., Caracas	Caracas	Caja Venezolana de Valores CA (CVV)	Banco Central de Venezuela (BCV)
Vietnam	HSBC	Ho Chi Minh City	Vietnam Securities Depository (VSD)
Zambia	Stanbic Bank Zambia Plc	Lusaka	Lusaka Stock Exchange Central Shares Depository (LuSECSD)	Bank of Zambia (BoZ)
Zimbabwe	Stanbic Bank of Zimbabwe Ltd	Harare	None

Each of the Investment Companies Listed on Appendix "A"

Attached Hereto, on Behalf of Each of Their Respective Portfolios

By:/s/Adrien Deberghes

Name: Adrien Deberghes

Title: Deputy Treasurer: Equity Funds, Asst. Treasurer: Fixed Income Funds

The Bank of New York Mellon

By:/s/Claire Driscoll

Name: Claire Driscoll

Title: Vice President